CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Growth Series (Invesco Growth Series) of

i.

our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco International Allocation Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

ii.

our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco Mid Cap Core Equity Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

iii.

our report dated August 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Main Street Mid Cap Fund’s Annual Report on Form N-CSR for the year ended June 30, 2019.

iv.

our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco Moderate Allocation Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

v.

our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco Quality Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

vi.

our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Mid Cap Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

vii.

our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Invesco Small Cap Growth Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 24, 2020